UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE TO

     Tender Offer Statement Under Section
14(d)(1) or 13(e)(1) of the Securities Exchange Act of 1934

(Amendment No. 2)

United Retail Group, Inc.
(Name of Subject Company)

Boulevard Merger Sub, Inc.,
a wholly owned subsidiary of

Redcats USA, Inc.
(Name of Filing Person—Offerors)

Common Stock, Par Value $0.001 Per Share
(Title of Class of Securities)

911380103

(CUSIP Number of Class of Securities)
Eric Faintreny
Chief Executive Officer
Redcats USA, Inc.
463 Seventh Avenue
New York, NY 10018
Telephone: (212) 613-9656
(Name, Address and Telephone Number of Persons Authorized to Receive Notices and Communications on Behalf of Filing Persons)

Copy To:

     David A. Katz, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Telephone: (212) 403-1000

Calculation of Filing Fee

Transaction Valuation*	Amount of Filing Fee**
$208,973,758.30	$6,415.50

* Estimated for purposes of calculating the amount of the filing fee only, in accordance with Rule 0-11(d) under the U.S.

Securities Exchange Act of 1934, as amended (the “Exchange Act”). The transaction valuation was calculated by multiplying the offer price of $13.70 per share by 15,253,559, the number of shares of common stock, par value $0.001 per share (“Shares”), of United Retail Group, Inc. (“URGI”) outstanding on a fully diluted basis as of September 6, 2007, as represented by URGI in the Agreement and Plan of Merger with Redcats USA, Inc. and Boulevard Merger Sub, Inc., which Shares consist of (a) 13,980,559 Shares issued and outstanding and (b) 1,273,000 reserved for issuance under URGI stock plans.

**	The amount of the filing fee, calculated in accordance with Section 13(e) of the Exchange Act is calculated by multiplying the transaction valuation amount by .00003070.

☐   Check the box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	Amount Previously Paid:	$6,415.50	Filing Party: Redcats USA, Inc. and Boulevard Merger Sub, Inc.
	Form or Registration No.: Schedule TO		Date Filed: September 25, 2007

¨	Check the box of the filing relates solely to preliminary communications made before the commencement of a tender offer.

Check the appropriate boxes below to designate any transactions to which the statement relates:

 ☒   third-party tender offer subject to Rule 14d-1.
 ☐   issuer tender offer subject to Rule 13e-4.
 ☐   going-private transaction subject to Rule 13e-3.
 ☐   amendment to Schedule 13D under Rule 13d-2.

Check the following box if the filing is a final amendment reporting the results of the tender offer: ¨

This Amendment No. 2 (“Amendment No. 2”) amends and supplements the Tender Offer Statement on Schedule TO originally filed with the U.S. Securities and Exchange Commission on September 25, 2007, as amended by Amendment No. 1 filed on October 1, 2007 (as amended, the “Schedule TO”), by Redcats USA, Inc., a Delaware corporation (“Redcats USA”), and Boulevard Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Redcats USA (“Offeror”), relating to the offer by Offeror to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of United Retail Group, Inc., a Delaware corporation (“URGI”), including the associated rights to purchase Series A Junior Participating Preferred Stock of URGI, for $13.70 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 25, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements to the Offer to Purchase and the Letter of Transmittal, collectively constitute the “Offer”). The Offer is made pursuant to the Agreement and Plan of Merger, dated as of September 10, 2007 (the “Merger Agreement”), by and among URGI, Redcats USA and Offeror.

All capitalized terms used in this Amendment No. 2 without definition have the meanings ascribed to them in the Schedule TO or the Offer to Purchase.

The information in the Offer to Purchase and the related Letter of Transmittal is incorporated in this Amendment No. 2 by reference to all of the applicable items in the Schedule TO, except that such information is amended and supplemented to the extent specifically provided in this Amendment No. 2.

    ITEM 11. ADDITIONAL INFORMATION.

Item 11 of the Schedule TO is amended and supplemented by adding the following text to such Item:

“The initial offering period of the Offer expired at 12:00 midnight, New York City time, at the end of Tuesday, October 23, 2007. According to Continental Stock Transfer & Trust Company, the depositary for the Offer, as of such time, a total of 12,048,037 Shares had been validly tendered pursuant to the Offer and not withdrawn (which figure includes 723,622 Shares tendered under guaranteed delivery procedures), which represent approximately 83.9% of all outstanding Shares (which figure includes approximately 5% of the outstanding shares tendered under guaranteed delivery procedures). Offeror has accepted for payment all Shares validly tendered and not withdrawn prior to the expiration of the Offer. Payment for Shares accepted for payment is expected to be made promptly.

On October 24, 2007, Redcats USA announced in a press release that Offeror has commenced a subsequent offering period to acquire all remaining untendered Shares. The subsequent offering period is scheduled to expire at 5:00 p.m., New York City time, on Wednesday, October 31, 2007, unless further extended. During the subsequent offering period, holders of Shares who did not previously tender their Shares into the Offer may do so and will promptly receive the same $13.70 per Share cash consideration, without interest, paid during the initial offering period of the Offer. Offeror will immediately accept all Shares properly tendered during the subsequent offering period and will pay the tendering stockholders promptly after acceptance. Shares tendered during the subsequent offering period may not be withdrawn. Offeror reserves the right to extend the subsequent offering period in accordance with applicable law. The full text of the press release issued by Redcats USA is attached hereto as Exhibit (a)(5)(D) and is incorporated herein by reference.”

ITEM 12. EXHIBITS.

Item 12 of the Schedule TO is amended and supplemented by adding the following Exhibit:

(a)(5)(D)	Press Release Issued by Redcats USA, dated October 24, 2007, Announcing Completion of the
Initial Offering Period and a Subsequent Offer Period

SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Schedule TO is true, complete and correct.

Dated: October 24, 2007

REDCATS USA, INC.

	By:	/s/ Eric Faintreny
	NAME:	Eric Faintreny
	TITLE:	Chief Executive Officer

BOULEVARD MERGER SUB, INC.

	By:	/s/ Eric Faintreny
	NAME:	Eric Faintreny
	TITLE:	President

EXHIBIT INDEX

(a)(1)(A)	Offer to Purchase, dated September 25, 2007*

(a)(1)(B)	Form of Letter of Transmittal*

(a)(1)(C)	Form of Notice of Guaranteed Delivery*

(a)(1)(D)	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

(a)(1)(E)	Form of Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and
Other Nominees*

(a)(1)(F)	Form of Notice to Participants in the United Retail Group Retirement Savings Plan Relating to the Offer for URGI Common Stock*

(a)(1)(G)	Guidelines for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9*

(a)(1)(H)	Form of Notice to Participants in the United Retail Group, Inc. Employee Stock Purchase Plan Relating to the Offer for URGI Common Stock**

(a)(5)(A)	Joint Press Release Issued by Redcats USA and URGI, dated September 11, 2007, Announcing the Execution of the Merger Agreement between Redcats USA and URGI (incorporated in this
Schedule TO by reference to the Schedule TO-C filed by Redcats USA on September 12, 2007)

(a)(5)(B)	Form of Summary Advertisement Published in the Wall Street Journal on September 25, 2007*

(a)(5)(C)	Joint Press Release Issued by Redcats USA and URGI, dated October 1, 2007, Announcing the Early Termination of the Hart-Scott-Rodino Act Waiting Period**

(a)(5)(D)	Press Release Issued by Redcats USA, dated October 24, 2007, Announcing Completion of the Initial Offering Period and a Subsequent Offer Period

(d)(1)	Agreement and Plan of Merger, dated as of September 10, 2007, by and among Redcats USA, Offeror and URGI (incorporated in this Schedule TO by reference to the Form 8-K filed by
URGI on September 12, 2007)

(d)(2)	Share Tender Agreement, by and between Redcats USA, Offeror, URGI and Raphael Benaroya, dated as of September 10, 2007 (incorporated in this Schedule TO by reference to the Form 8-K filed by URGI on September 12, 2007)

(d)(3)	Amendment to Employment Agreement, by and between URGI, Redcats USA and Raphael Benaroya, dated as of September 10, 2007 (incorporated in this Schedule TO by reference to the
Form 8-K filed by URGI on September 12, 2007)

(d)(4)	Amendment to Employment Agreement, by and between URGI, Redcats USA and George Remeta, dated as of September 10, 2007 (incorporated in this Schedule TO by reference to the
Form 8-K filed by URGI on September 12, 2007)

(d)(5)	Amendment to Employment Agreement, by and between URGI, Redcats USA and Kenneth Carroll, dated as of September 10, 2007 (incorporated in this Schedule TO by reference to the
Form 8-K filed by URGI on September 12, 2007)

*	Previously filed on the Schedule TO, dated September 25, 2007.
**	Previously filed on Amendment No. 1, dated October 1, 2007.